UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 24, 2006
TD Banknorth Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51179	01-0437984

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

P.O. Box 9540, Two Portland Square, Portland, Maine	04112-9540

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (207) 761-8500
Not Applicable

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 24, 2006, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of TD Banknorth Inc. (“TD Banknorth”) took the following actions:
     Annual Performance Bonuses for 2006
     Pursuant to the Executive Incentive Plan, as amended as of October 22, 2002 (the “Incentive Plan”), of TD Banknorth, the Committee established performance targets for the annual bonuses for calendar 2006. The performance targets are based on TD Banknorth’s operating earnings per share for 2006, as defined by the Committee in connection with the grant of the awards. Target bonuses will be paid if operating earnings per share increase by 6% in 2006. The target cash bonuses for TD Banknorth’s named executive officers are as follows:
•	for William J. Ryan, Chairman, President and Chief Executive Officer, 100% of the mid-point salary for his grade level,

•	for Peter J. Verrill, Senior Executive Vice President and Chief Operating Officer, 75% of the mid-point salary for his grade level, and

•	for each of David J. Ott, Senior Executive Vice President and Chief Banking Officer, Andrew W. Greene, Senior Executive Vice President, Insurance and Investments, and Wendy Suehrstedt, Senior Executive Vice President, Chief Retail Officer, 65% of the mid-point salary for their grade level.
     The actual bonuses payable for 2006 to TD Banknorth’s executive officers will range from 0% (if earnings per share do not increase by at least 1.6%) to a maximum (if earnings per share increase by at least 8.5%) of 200% of the salary grade mid-point for Mr. Ryan, 150% of the salary grade mid-point for Mr. Verrill, and 130% of the salary grade mid-point for each of Mr. Ott, Mr. Greene and Ms. Suehrstedt.
     Three-Year Performance-Based Restricted Stock Units
     The Committee granted performance-based restricted stock unit awards to executive officers and other employees of TD Banknorth. The number of target units, with each unit representing one share of TD Banknorth common stock, issued to each of TD Banknorth’s named executive officers were as follows: 24,530 target units to Mr. Ryan, 12,300 target units to Mr. Verrill and 11,220 target units to each of Mr. Ott, Mr. Greene and Ms. Suehrstedt. The number of actual units will range from 0% to 300% of the number of target units, depending upon TD Banknorth’s compound average increase in operating earnings per share from January 1, 2006 through December 31, 2008 as set forth in the award agreement, the form of which is filed as Exhibit 10.1 hereto. The number of actual units will then be adjusted downward on a pro rata basis if the recipient is not employed for the full three-year performance period. A recipient’s award will be forfeited if his or her employment is terminated prior to December 31, 2008 and prior to any change in control for other than death, disability or retirement.
     Except as set forth below, the number of final units earned, if any, will be paid out in cash based on the closing sales price of a share of TD Banknorth common stock on December 31, 2008, or the nearest immediately preceding trading date if the TD Banknorth common stock is not traded on such date. If a change in control occurs during the three-year performance period, then the number of units deemed earned will equal the number of target units multiplied by a percentage equal to the greater of (1) the percentage corresponding to TD Banknorth’s actual compared average increase in operating earnings per share through the end of the calendar quarter immediately preceding the date of the change in control, and (2) 100%. The units will then be paid out within 60 days following the change in control.
     Restricted Stock Units Granted on March 1, 2005
     Effective March 1, 2005, TD Banknorth adopted the 2005 Performance Based Restricted Share Unit Plan (the “RSU Plan”) and granted awards thereunder to executive officers of TD Banknorth. The amounts and terms of these one-time grants were previously disclosed. As previously disclosed, the cash amount payable in respect of the restricted stock units will be adjusted up or down, but not by more than 20%, to reflect the performance of TD Banknorth against an annual growth in operating earnings per share target established each year by the Committee, provided that such operating earnings per share target may not increase by more than 10% annually. The restricted stock units will be paid out in cash based on the closing price of the TD common shares on the third anniversary of the completion of the acquisition (March 1, 2008), unless the executive elects to defer the cash payment under the terms of a deferred compensation plan maintained by TD Banknorth.
     For 2006, the Committee established a target of a 6% increase in operating earnings per share in order for 100% of the units attributable to calendar 2006 to be paid. The participation agreement requires each participant to be notified in writing of the performance targets for 2006 and 2007 when established. The revised performance target for 2006 and related table provided to each participant is filed as Exhibit 10.2 hereto.
     Director Fees
     Effective April 1, 2006, the Committee has increased the compensation payable to the non-employee directors of TD Banknorth and its affiliates. Commencing at such time, such directors will be paid an annual retainer of $30,000, plus an annual grant of restricted stock with a grant date value of $15,000 pursuant to TD Banknorth’s Amended and Restated 2003 Equity Compensation Plan. Effective April 1, 2006, the non-employee directors also will receive $1,250 for attendance at each meeting of the Board of Directors of TD Banknorth. There were no changes to the other components of director compensation, including fees for attending committee meetings, reimbursement for travel time and the level of annual stock option grants.
     Miscellaneous
     Upon completion of the pending acquisition of Hudson United Bancorp (“Hudson”), Ms. Suehrstedt will serve as President of the new “Metro Region” of TD Banknorth, NA. In connection with this assignment, Ms. Suehrstedt will receive a $100,000 bonus upon both completion of the Hudson acquisition and on the one-year anniversary of such acquisition if she continues to remain President of the Metro Region. In addition, she will receive a grant of 5,000 restricted stock units upon completion of the Hudson acquisition, with the units to become 100% vested on the third anniversary of such acquisition and to be settled in cash.

Item 9.01 Financial Statements and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) The following exhibits are included with this Report:

Exhibit No.	Description
10.1	Form of performance-based restricted stock unit award agreement — cash settlement under the Amended and Restated 2003 Equity Incentive Plan

10.2	Performance target for 2006 and related table for the restricted stock units granted under the 2005 Performance Based Restricted Share Unit Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD BANKNORTH INC.
By:	/s/ Peter J. Verrill
	Name:	Peter J. Verrill
	Title:	Senior Executive Vice President and Chief Operating Officer

Date: January 30, 2006

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